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                                                                     Exhibit 5.1



                    [GOODWIN, PROCTER & HOAR LLP LETTERHEAD]






                                  July 30, 1998


CP Clare Corporation
78 Cherry Hill Drive
Beverly, MA  01915-1048


         Re: The CP Clare Corporation
             Non-Qualified Stock Option Plan
             -------------------------------


Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Act"), of 184,830 shares of the Common Stock, par value $.01 per share (the "Shares"), of CP Clare Corporation (the "Company") which may be issued by the Company pursuant to the Company's Non-Qualified Stock Option Plan (the "Plan").

         We have acted as counsel to the Company in connection with the preparation of the Plan and the registration of the Shares under the Act. We have examined the Restated Articles of Organization, together with all amendments thereto, and the By-Laws of the Company; such records of proceedings of the Company's Board of Directors as we have deemed material; a Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, records, instruments and documents as we considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.






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                    [GOODWIN, PROCTER & HOAR LLP LETTERHEAD]


CP Clare Corporation
July 30, 1998
Page 2




         We understand that this opinion is to be used in connection with the Registration Statement. We consent to the use of our name in the Registration Statement and the filing of this opinion with the Registration Statement.




                                              Very truly yours,



                                              /s/ Goodwin, Procter & Hoar  LLP

                                              Goodwin, Procter & Hoar  LLP